UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 2, 2020

STEADFAST APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 852-0700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2020, Kevin J. Keating, the Chief Financial Officer and Treasurer of Steadfast Apartment REIT, Inc. (the “Company”), resigned as the Chief Financial Officer and Treasurer of the Company, effective immediately. Mr. Keating also resigned as the Treasurer of the Company’s external advisor, Steadfast Apartment Advisor, LLC, effective immediately.

In connection with Mr. Keating’s resignation, on June 4, 2020, the board of directors (the “Board”) of the Company designated Ella S. Neyland, currently the Company’s President and a member of the Board, to serve as Chief Financial Officer and Treasurer of the Company, effective June 2, 2020. Ms. Neyland did not enter into any compensatory arrangements or agreements with the Company in connection with her election as Chief Financial Officer and Treasurer and there is no family relationship between Ms. Neyland, on the one hand, and any of the Company’s other directors or executive officers, on the other hand. Ms. Neyland has an annual 5% profit interest in Steadfast Holdings, LLC, the parent of the Company’s sponsor.

A description of Ms. Neyland’s background is set forth below.
Ella S. Neyland, age 66, has served as the President of the Company since September 2013 and an affiliated director since August 2013. Ms. Neyland also served as President and an affiliated director of Steadfast Income REIT Inc. (“SIR”), positions she held from October 2012 through the merger of SIR with the Company in March 2020. Ms. Neyland served as an independent director of SIR from October 2011 to September 2012. In addition, Ms. Neyland served as the President and an affiliated director of Steadfast Apartment REIT III, Inc. (“STAR III”), positions she held from August 2015 and January 2016, respectively, through the merger of STAR III with the Company in March 2020. Ms. Neyland has also served as the President of the Advisor since September 2013. Ms. Neyland was a founder of Thin Centers MD (“TCMD”) and served as its Chief Financial Officer from February 2011 to October 2011. Prior to founding TCMD, Ms. Neyland was a founder of SBMI, LLC, and served as its Chief Financial Officer from December 2008 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, Ltd., from November 1999 to March 2001, and served as Executive Director of CIBC World Markets, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	June 5, 2020	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer